Alliance Emerging Market Debt Fund, Inc.
Exhibit 77Q1



77Q1 - Copies of any material amendments to the registrant's charter or by-laws.


ALLIANCE GLOBAL DOLLAR GOVERNMENT FUND, INC.

ARTICLES OF AMENDMENT

(Changing its Name to
Alliance Emerging Market Debt Fund, Inc.)
Alliance Global Dollar Government Fund, Inc., a Maryland corporation having its principal office in Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:
FIRST: The charter of the Corporation is hereby amended by striking out Article SECOND of the Articles of Incorporation and inserting in lieu thereof the following:
"SECOND: The name of the corporation (hereinafter called the Corporation) is Alliance Emerging Market Debt Fund, Inc."
SECOND: The amendment to the charter of the Corporation as herein set forth was approved by a majority of the entire Board of Directors of the Corporation. The charter amendment is limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation. The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.
THIRD: This amendment to the charter of the Corporation will be effective on March 1, 2002, as permitted by Section 2-610.1 of the Maryland General Corporation Law.

		IN WITNESS WHEREOF, Alliance Global Dollar Government
Fund, Inc., has caused these Articles of Amendment to be executed in its name and on its behalf by Wayne D. Lyski, President of the Corporation, and witnessed by Edmund P. Bergan, Jr., the Secretary of the Corporation, this 1st day of February, 2002. The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to the authorization and approval of the amendment of the Corporation's charter are true in all material respects, and that this statement is made under the penalties of perjury.

ALLIANCE GLOBAL DOLLAR GOVERNMENT FUND, INC.


By:___________________________
Wayne D. Lyski
President

WITNESS:

_____________________
Edmund P. Bergan, Jr.
Secretary